SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

PureSafe Water Systems, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-30544
(State or other jurisdiction	(Commission File Number)
of incorporation)

485 Underhill Blvd., Suite 200, Syosset, NY	11791
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 208-8250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective March 7, 2014, Theresa Bischoff resigned as a director of the Company for personal reasons, advising the Company that due to her other commitments she was unable to devote the time required to Puresafe. Dr. Stephen E. Flynn resigned as a director of the Company for personal reasons advising us that the efforts that are underway to restructure the Company and secure financing require a significant commitment of his time that his other substantial professional responsibilities and obligations preclude him from accepting and continuing as a director.

Item 8.01    Other Events.

Form 10-Q for the Period Ending September 30, 2013

The Company is continuing to work to settle outstanding amounts owed Marcum LLP so that they will complete their review of the Company’s 2013 third quarter report and the quarterly report can be filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Puresafe Water Systems, Inc.

Date: March 14, 2014	By:	/s/ Leslie Kessler
Leslie J. Kessler, President